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                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors
Brake Headquarters U.S.A., Inc.

     We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-1 of our report dated February 25, 1994 on the consolidated statements of operations, shareholders' equity and cash flows of Brake Headquarters, U.S.A., Inc. (formerly Sanyo Industries, Inc.) and Subsidiaries for the year ended December 31, 1993 which appear in such Prospectus. We also consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" in such Prospectus.

                                             BOREK, STOCKEL & MARDEN


Port Chester, New York
November 6, 1996
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